UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2015
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 12, 2015, JLL Income Property Trust (the "Company") issued a press release announcing its board of directors declared for the second quarter of 2015 a gross dividend in the amount of $0.12 per share to holders of the Company's common stock of record as of June 29, 2015. The dividend is payable on or around August 7, 2015. Stockholders will receive $0.12 per share less applicable class-specific fees, if any. Any future dividends will be made at the discretion of the board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the board of directors may deem relevant from time to time.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on May 12, 2015 announcing dividend for second quarter 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer

Date: May 13, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on May 12, 2015 announcing dividend for second quarter 2015.